EXHIBIT 23.01

               [Original printed on letterhead of
                     Deloitte & Touche LLP]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement and Registration Statement Nos. 33-84726 and 33-84728 of Paul-Son Gaming Corporation on Forms S-8 of our report dated August 2, 1996, appearing in the Annual Report on Form 10-K of Paul-Son Gaming Corporation for the year ended May 31, 1996.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 22, 1997